Exhibit 3.1

BYLAWS

OF

TRUSTMARK CORPORATION

AS AMENDED AND RESTATED AS OF

FEBRUARY 15, 2023

BYLAWS

OF

TRUSTMARK CORPORATION

(Incorporated under the laws of Mississippi)

ARTICLE I

OFFICES

The principal office shall be in the City of Jackson, County of Hinds, State of Mississippi; and the name of the resident agent for process upon the corporation is Michael A. King, whose mailing address is 248 East Capitol Street, Jackson, Mississippi. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint, or as the business of the corporation may require.

ARTICLE II

STOCKHOLDERS’ MEETINGS
1.
Place. The place of all meetings of stockholders shall be the principal office of the corporation in the City of Jackson, County of Hinds, State of Mississippi, or such other place as shall be determined, from time to time, by the Board of Directors. Alternatively, the Board of Directors may authorize stockholders to participate in any meeting of stockholders by means of remote communication, subject to such guidelines and procedures as the Board of Directors adopts, and in the manner permitted by the Mississippi Business Corporation Act (the “MBCA”). The place at which or the manner by which such meeting shall be held shall be stated in the notice of the meeting.
2.
Time. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the date and at the time selected by the Board of Directors and stated in the notice of the meeting.
3.
Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by a majority of the Board of Directors, and shall be called at any time by the President or the Board of Directors upon the request of stockholders owning ten percent (10%) of the outstanding shares of the corporation entitled to vote at such meetings. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.
4.
Notice.
(a)
Written notice stating the date, time, and place of the meeting (and in the case of a special meeting, the purpose or purposes for which the meeting is called) shall be given at least ten (10) days and not more than sixty (60) days prior to the meeting, at the direction of the President, the Secretary, or other officer or persons calling the meeting. Such notice shall be given to each stockholder of record entitled to vote at the meeting; and notice shall be deemed delivered to the stockholder when deposited in the United States mail, postage prepaid, addressed to the stockholder at his or her last known post office address or to the address appearing on the stock transfer books of the corporation.
(b)
Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the MBCA, the Articles of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 4(b) shall be deemed given: (A) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (C) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting when such notice is directed to the record address of the stockholder or to such other address at which the stockholder has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (D) if by any other form of electronic transmission, when consented to by the stockholder. In addition, notice can be given in any manner authorized by the MBCA.
5.
Waiver of Notice.
(a)
A stockholder may waive any notice required by MBCA Sections 79-4-1.01 et seq., the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the stockholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

(b)
A stockholder’s attendance at a meeting:

(i)
Waives objection to lack of notice or defective notice of the meeting unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.
(ii)
Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.
6.
Voting List. A complete list of stockholders entitled to notice of the ensuing meeting, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the Secretary or by the corporation’s designated transfer agent or other agent, who shall have charge of the stock transfer books of the corporation. The stockholders’ list shall be available for inspection by any stockholder no later than two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held.
7.
Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice if the new date, time, or place is announced at the meeting before adjournment.
8.
Voting of Shares. If a quorum is present, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by the Articles of Incorporation or by law for any specific purpose. Voting at all meetings may be oral, but any qualified voter may demand a stock vote whereupon the vote will be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by such stockholder; and if such ballot be cast by a proxy, it shall also state the name of such proxy. Each stockholder shall have one (1) vote for each share of stock having voting power, registered in his or her name as of the record date for the meeting or the closing date of the stock transfer books, as applicable, upon each matter submitted to a vote at any meeting of stockholders.
9.
Proxies. Every stockholder having the right to vote shall be entitled to vote either in person or by proxy executed electronically or in writing. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Proxies shall be dated and shall be filed with the records of the meeting.
10.
Election of Directors; Majority Voting. Unless otherwise provided in the Articles of Incorporation, and except as provided in Article III, Section 4, a nominee for director shall be elected to the Board of Directors at any meeting of stockholders at which a quorum is present if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that nominees for director shall be elected by a plurality of the votes cast at any meeting of stockholders for which the number of nominees exceeds the number of directors to be elected. If a nominee who is an incumbent director is not elected to the Board of Directors and no successor has been elected at such meeting of stockholders, such nominee shall tender his or her resignation to the Board of Directors. The Nominating & Governance Committee shall make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether to take other action. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating & Governance Committee or the decision of the Board of Directors with respect to such director’s resignation.
11.
Nominations for Director. Nominations for election to the Board of Directors may be made by or on behalf of the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for election of directors at an annual meeting. Nominations other than those made by or on behalf of the existing Board of Directors of the corporation shall be made in writing and shall be delivered or mailed to the Chair of the Board of the corporation and received (a) not less than sixty (60) days nor more than ninety (90) days before the first anniversary of the mailing date of the corporation’s proxy statement in connection with the last annual meeting of stockholders, or (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, not less than ninety (90) days before the date of the applicable annual meeting. Such notification shall contain the following information to the extent known to the notifying stockholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of capital stock of the corporation that will be voted for each proposed nominee; (iv) the name and residence address of the notifying stockholder; (v) the number of shares of capital stock of the corporation owned by the notifying stockholder; (vi) such other information regarding such proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the “SEC”) had the proposed nominee been nominated by the Board of Directors; (vii) a representation that the notifying stockholder is the owner of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the proposed nominee; (viii) a representation as to whether the notifying stockholder intends or is part of a group which intends (A) to solicit proxies or votes in support of such director nominees in accordance with Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (B) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding shares required to elect such nominees, and (ix) the written consent of each proposed nominee to serve as a director of the corporation if so elected. Nominations not made in accordance herewith may, in his or her discretion, be disregarded by the chair of the meeting, and upon his or her instructions the vote tellers may disregard all votes cast for each such nominee.

Without limiting the other provisions and requirements of this Section 10 of this Article II, unless otherwise required by law, if any stockholder (A)(1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, or (B) notifies the corporation that such stockholder no longer intends to solicit proxies in accordance with Rule 14a-19 promulgated under the Exchange Act, then the corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request of the corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the corporation, no later than five (5) business days prior to the meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

12.
Election Inspectors. One or more election inspectors shall be appointed by the Chair to act at any meeting of stockholders and make a written report of the inspectors’ determinations. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. An inspector may be an officer or employee of the corporation. The inspectors shall: (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the shares represented at a meeting; (c) determine the validity of proxies and ballots; (d) count all votes; and (e) determine the result.

ARTICLE III

BOARD OF DIRECTORS
1.
General Powers. Except as provided in the Articles of Incorporation, the management of the affairs, property, and business of the corporation shall be vested in the Board of Directors.
2.
Number, Tenure, and Qualifications. Unless otherwise provided in the Articles of Incorporation and subject to the limitations of law, the number of directors of the corporation shall not be less than five (5) nor more than twenty-five (25) directors, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the stockholders at any meeting thereof. Except for any director who is removed or who resigns, each director shall hold office for one (1) year or until his or her successor shall have been elected and qualified. Each director shall own in his or her own right common or preferred shares of the corporation with an aggregate par, fair market, or equity value of not less than $1,000 as of either (a) the date of purchase, (b) the date the person became a director, or (c) the date of that person’s most recent election to the Board of Directors, whichever is more recent. Any combination of common or preferred stock of the corporation may be used. Upon attaining the age of seventy-five (75) years, a director shall retire effective upon the completion of such director’s then current term of office.
3.
Removal. The stockholders may remove one or more directors with or without cause. The Nominating & Governance Committee of the Board of Directors shall have the authority to recommend the removal of a director for cause to the stockholders. “Cause” shall be defined as: (a) embezzlement or fraud; (b) failure to pay any obligation owed to the corporation or an affiliate of the corporation; (c) breaching a fiduciary duty or deliberately disregarding any rule of the corporation or its affiliates; (d) conviction of a felony; (e) declaration of unsound mind by court order; (f) adjudication of bankruptcy; (g) nonacceptance of office or intentional failure to perform stated duties; (h) willful violation of any final cease and desist order; or (i) any conduct prejudicial to the interests of the corporation, including the disclosure of confidential information of the corporation or its affiliates. A director may be removed by the stockholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is the removal of the director.
4.
Vacancies. Unless otherwise provided in the Articles of Incorporation, all vacancies in the Board of Directors, whether caused by resignation, removal, death, increase in the number of directors or otherwise, may be filled through appointment by a majority of the remaining directors then in office; provided, however, should a vacancy cause the number of directors to be less than the number required for a quorum, then the majority of the remaining directors then in office shall appoint at least the number of directors necessary to constitute a quorum. A director thus appointed to fill any vacancy shall hold office until the next annual meeting of the stockholders or until his or her successor is elected and qualified.
5.
Regular Meetings. Regular meetings of the Board of Directors shall be held on the dates and times set forth in the meeting calendar adopted by the Board of Directors for such year. Formal advance notice shall not be required. If any regular meeting shall fall on a holiday, it may be held upon such other day as may be designated by the Chair of the Board of Directors or the President of the corporation. Regular meetings may be held at the principal office of the corporation, or at such other place as shall be determined, from time to time, by the Board of Directors, at such time as may be determined by the Chair or President.
6.
Special Meetings. Special meetings may be called at any time by the President, the Chair of the Board of Directors, the Chair of the Executive Committee, or by a majority of the directors at such time and place as may be designated. Notice of special meetings shall be given stating the date, time and place, at least two (2) days in advance thereof by overnight delivery, U.S. Mail, electronic mail, telegram, facsimile, telephone, or personally.
7.
Quorum. A majority of the directors then in office shall constitute a quorum, and the affirmative vote of a majority of those present shall be the action of the Board. Less than a quorum may adjourn any meeting to a subsequent day without further notice until a quorum can be had. If the number of directors is reduced below the number that would constitute a quorum based upon the total number of required director positions, then no business may be transacted, except selecting directors to fill vacancies in conformance with Article III, Section 4.

8.
Organization. The Chair, upon receiving the report of the inspectors of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the principal office of the corporation for the purpose of organizing the new Board. After the Board has organized it should by resolution designate from among its members an Executive Committee or other committees, each of which shall have all the authority of the Board of Directors except as limited in such resolution or by law, appoint officers, and transact such other business as may properly come before the organizational meeting. The organizational meeting shall be held on the day of the election or as soon thereafter as practicable. If, at the time fixed for such meeting, there shall be no quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained. All committees of the Board shall keep regular minutes of their meetings and shall report their actions to the Board of Directors at its next meeting.
9.
Compensation. Directors may be compensated for their services on the Board at such times, in such amounts and in accordance with such compensation plans as the Board of Directors, by proper action, shall determine; provided, however, that any member of the Board who is also an officer of the corporation or of Trustmark National Bank shall not be compensated for service on the Board of Directors. All directors may be reimbursed for actual expenses incurred in connection with service on the Board as the Board of Directors, by proper action, shall determine.
10.
Action without a Meeting. Any action of the corporation required to be taken, or which may be taken, at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote thereon. Such consent shall have the same force and effect as a unanimous vote of directors and may be stated as such in any document filed with any governmental agency or body.
11.
Waiver of Notice.
(a)
A director may waive any notice required by MBCA Sections 79-4-1.01 et seq., the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. Except as provided by subsection (b), the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

(b)
A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

12.
Voting of Shares in Other Corporations. The Chair, the President, or such other officer or person as may be designated by resolution may act for the corporation in voting shares it owns of any other corporation. The Board may determine the manner in which such shares are to be voted or may delegate to its representative the authority to vote such shares in the best interests of the corporation.
13.
Executive Committee. The Board shall appoint an Executive Committee which shall include not less than three (3) nor more than five (5) non-executive directors. The Chair of the Executive Committee shall be a non-executive director if the positions of Chair of the Board and Chief Executive Officer are held by the same person or if the Chair of the Board is otherwise not an independent director, as defined by the Nasdaq Stock Market or the exchange on which the corporation's securities are listed for trading. The Chair of the Board and such other directors as may be designated by the Board shall serve as members of the Executive Committee. The Executive Committee shall exercise, when the Board is not in session, all powers of the Board that may lawfully be delegated to it. The Executive Committee shall have the power to fix the time and place of its meetings, prescribe its procedures, and cooperate with and assist the officers of the corporation with the transaction of its business. The Executive Committee shall keep separate minutes of its meetings, and such minutes shall be available for inspection by the Board, the regulatory authorities, or such others as may be lawfully authorized.
14.
Audit Committee. The Board shall appoint an Audit Committee composed of not less than three (3) directors, all of whom must meet the independence and other applicable requirements of the SEC and of the exchange on which the corporation’s securities are listed for trading, at such times and for such terms as shall be determined by the Board. The duties of the Audit Committee shall be prescribed by the Board. The Audit Committee shall have the power to fix the time and place of its meetings, prescribe its procedures, and cooperate with and assist the officers of the corporation with the transaction of its business. The Audit Committee shall keep separate minutes of its meetings, and such minutes shall be available for inspection by the Board, the regulatory authorities, or such others as may be lawfully authorized.
15.
Finance Committee. The Board shall appoint a Finance Committee composed of not less than three (3) directors at such times and for such terms as shall be determined by the Board. The duties of the Finance Committee shall be prescribed by the Board. The Finance Committee shall have the power to fix the time and place of its meetings, prescribe its procedures, and cooperate with and assist the officers of the corporation with the transaction of its business. The Finance Committee shall keep separate minutes of its meetings, and such minutes shall be available for inspection by the Board, the regulatory authorities, or such others as may be lawfully authorized.
16.
Nominating & Governance Committee. The Board shall appoint a Nominating & Governance Committee composed of not less than three (3) directors, all of whom must be members of the Executive Committee who also meet the independence and other applicable requirements for service on the Nominating & Governance Committee imposed by the SEC and the exchange on which the corporation’s securities are listed for trading, at such times and for such terms as shall be determined by the Board. The duties of the Nominating & Governance Committee shall be prescribed by the Board. The Nominating & Governance Committee shall have the power to fix the time and place of its meetings, prescribe its procedures, and cooperate with and assist the officers of the corporation with the transaction of its business. The Nominating & Governance Committee shall keep separate minutes of its meetings, and such minutes shall be available for inspection by the Board, the regulatory authorities, or such others as may be lawfully authorized.
17.
Other Committees. There shall be such other committees as required by law and there may be such other committees as the Board from time to time deems advisable. The committees shall have such purposes, duties, powers, and responsibilities as are determined by the Board from time to time. Each committee shall establish its procedures and shall keep separate minutes of its meetings, and such minutes shall be available for inspection by the Board, the regulatory authorities, or such others as may be lawfully authorized.
18.
Action by Simultaneous Communication. Unless otherwise provided in the Articles of Incorporation, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
ARTICLE IV

OFFICERS
1.
Number. The officers of the corporation shall be a Chair of the Board, a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect a Vice Chair of the Board or a Vice President when and as it deems necessary. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person, except the offices of President and Secretary.
2.
Election and Terms of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting held each year after the annual meeting of stockholders. If the election of officers shall not be held at such meeting, the election may be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor has been elected and qualified or until his or her death, resignation, or removal from office in the manner hereinafter provided. If so authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers.
3.
Removal. Any officer elected and appointed by the Board of Directors may be removed by the Board of Directors at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer appointed by another officer may be removed by the Board of Directors or by the officer appointing such officer.

4.
Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors, or by the officer who appointed such officer, for the unexpired portion of the term.
5.
Chair of the Board. The Board shall appoint one of its members to be Chair of the Board, who may serve as the Chief Executive Officer of the corporation. Such person shall also preside at all meetings of the Board and all meetings of the stockholders and supervise the carrying out of the policies adopted or approved by the Board, shall have general executive powers, as well as the specific powers conferred by these Bylaws, and may sign or countersign all certificates, contracts, and other instruments of the corporation as authorized by the Board of Directors, and shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board of Directors.
6.
Vice Chair of the Board. The Board may appoint one or more of its members to be Vice Chair of the Board. In the absence of the Chair, the Vice Chair shall preside at any meeting of the Board. The Vice Chair shall have general executive powers, and shall have and may exercise any and all other powers and duties as from time to time may be conferred, or assigned, by the Board of Directors.
7.
President. The President, who may serve as the Chief Executive Officer of the corporation, shall have general supervision of the affairs of the corporation, shall sign or countersign all certificates, contracts, and other instruments of the corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall perform all such other duties as are incident to his or her office or required of him or her, conferred or assigned by the Board of Directors. In the absence of the Chair and Vice Chair of the Board, the President shall preside at any meeting of the Board.
8.
Vice President. The Board may appoint one or more Vice Presidents of the corporation. In the absence of the President or in the event of his or her death, inability or refusal to act, a Vice President so designated by the Board shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice President or any additional or assistant Vice President shall perform such other duties as may be from time to time conferred or assigned by the President or by the Board of Directors.
9.
Secretary. The Secretary shall keep the minutes of the meetings of stockholders and of the Board of Directors and, upon request, of any committees of the Board of Directors, in one or more books provided for that purpose. The Secretary shall issue notices of all meetings; provided, however, that notice of special meetings of directors called at the request of a majority of directors as provided in Section 6 of Article III of these Bylaws may be issued by such directors. The Secretary shall have charge of the seal and the corporate record books and shall make such reports and perform such other duties as are incident to his or her office, or which may be required of him or her, conferred or assigned by the Board of Directors.
10.
Treasurer. The Treasurer shall have the custody of all funds and securities of the corporation and shall keep regular books of account. The Treasurer shall receive and disburse all funds of the corporation and shall render to the Board of Directors from time to time as may be required of him or her an account of all his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall perform all duties incident to his or her office or which may be required of him or her, conferred or assigned by the Board of Directors.
11.
Compensation of Officers. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation. Any contractual arrangement concerning compensation and/or employee benefits between the corporation and any officer must be approved by the Board of Directors or by an authorized committee of the Board of Directors.
12.
Delegation of Duties. In case of the death, absence, refusal, or inability to act of any officer of the corporation, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or to any director or other person.

13.
Bonds. The Board of Directors may by resolution require any or all of the officers to give bonds to the corporation, with sufficient surety, conditioned on the faithful performance of the respective duties of the office and to comply with such other conditions as may be required by the Board of Directors.
14.
Resignation. An officer may resign at any time by delivering notice to the corporation. A resignation is effective when notice is given unless the notice specifies a later effective date.
15.
Executive Officers. The Chair, Vice Chair (if any), President, any Vice President and Secretary shall be Executive Officers of the corporation. One or more of these officers may also be designated as Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, or other officer by the Board of Directors.
ARTICLE V

CAPITAL STOCK
1.
Shares. Subject to the Articles of Incorporation and all requirements of law, the corporation may, from time to time, issue its shares of stock for such consideration as may be fixed by the Board of Directors and determined to be adequate. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive insofar as the adequacy of consideration relates to whether the shares are validly issued, fully paid and nonassessable. Any and all shares so issued for which the consideration so fixed shall have been received shall be deemed fully paid and nonassessable.

Shares of the corporation may but need not be represented by certificates. When shares are represented by certificates, the corporation shall issue such certificates in such form as shall be required by the MBCA and as determined by the Board of Directors, to the stockholder of record for the fully paid shares owned by such stockholder. Each certificate shall be signed by, or shall bear the facsimile signature of, the President and the Secretary, or such other officers as are authorized by the Board of Directors and may (but need not) bear the corporate seal of the corporation or a facsimile thereof, but a facsimile signature may be used only if the certificate is countersigned or registered by a transfer agent or registrar, as applicable, other than the corporation itself or an employee of the corporation. All certificates for the corporation’s shares shall be consecutively numbered or otherwise identified.

The name and address of the person to whom shares (whether or not represented by a certificate) are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Such information may be stored or retained on discs, tapes, cards, or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by stockholders, or for any other corporate purpose.

When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the corporation shall send the stockholder to whom such shares have been issued or transferred a written statement of the information required by the MBCA to be included on certificates.

2.
Stock Transfer Books and Transfer of Shares. The corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the corporation, containing the name of each stockholder of record, together with such stockholder’s address and the number and class or series of shares held by such stockholder. Except as provided in Section 5 of this Article V in the case of loss, destruction, or mutilation of certificates, transfer of shares of the corporation represented by certificates shall be made on the stock transfer books of the corporation only upon surrender and cancellation of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder’s duly authorized agent, transferee, or legal representative, who shall furnish proper evidence of authority to transfer to the Secretary of the corporation or its designated transfer agent or other agent. All certificates surrendered for transfer shall be canceled before new certificates (or uncertificated shares) for the transferred shares shall be issued. Upon the receipt of proper transfer instructions from the holder of record of uncertificated shares or by such holder’s duly authorized agent, transferee, or legal representative, who shall furnish proper evidence of authority to transfer to the Secretary of the corporation or its designated transfer agent or other agent, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded on the stock transfer books of the corporation. Except as otherwise provided by law, no transfer of shares shall be valid as against the corporation, its stockholders or creditors, for any purpose, until it shall have been entered in the stock transfer books of the corporation by an entry showing from and to whom transferred.
3.
Registration; Holder of Record. Except as otherwise expressly required by the laws of Mississippi, the corporation may treat the person in whose name shares of stock of the corporation (whether or not represented by a certificate) stand of record on its books or the books of any transfer agent or other agent designated by the Board of Directors as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers, and privileges of ownership of such shares, and the corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it shall have express or other notice thereof.
4.
Closing of Stock Transfer Books; Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed seventy (70) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders entitled to demand a special meeting, or for any other proper purpose, such date in any case to be not more than seventy (70) days or less than ten (10) days before the meeting or particular action requiring such determination of stockholders or a date preceding the date upon which the resolution fixing the record date is adopted. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, the day before the date on which notices of the meeting are mailed shall be the record date for such determination of stockholders. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to receive payment of a dividend, the date on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

5.
Lost, Destroyed or Mutilated Certificates. In case of loss, destruction, or mutilation of any certificate of stock, another certificate (or uncertificated shares) may be issued in its place upon proof of such loss, destruction, or mutilation and upon the giving of a bond of indemnity to the corporation in such form and in such sum as the Board of Directors may direct; provided, however, that a new certificate (or uncertificated shares) may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do.
6.
Transfer Agent and Registrar; Regulations. The corporation may, if and whenever the Board of Directors so determines, maintain in the State of Mississippi or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices which offices and agencies may establish rules and regulations for the issuance, transfer, and registration of certificates. No certificates for shares of stock of the corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of shares represented by certificates and shares without certificates.
ARTICLE VI

FINANCE
1.
Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of January and end on the 31st day of December of each year, unless otherwise provided by the Board of Directors.

2.
Dividends. The Board of Directors may from time to time declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions as provided by law.
ARTICLE VII

INSPECTION OF BOOKS; RECORDS
1.
Right of Inspection. Any stockholder of the corporation, upon five (5) business days’ written demand, is entitled to inspect and copy, in person or by agent or attorney, during regular business hours at the corporation’s principal office any of the records described in MBCA Section 79-4-16.01(e). Any stockholder meeting the requirements of MBCA Section 79-4-16.02(c), upon five (5) business days’ written demand, is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, the records specified in MBCA Section 79-4-16.02(b). Stockholders shall have no right to inspect any of the aforementioned corporate books, records, and documents except as provided above. The corporation may impose a reasonable charge, covering the cost of labor and materials, for copies of any documents provided to a stockholder.
2.
Maintenance of Records. The corporation shall maintain the records required by MBCA Section 79-4-16.01 and shall provide its stockholders with the reports required by MBCA Sections 79-4-16.20 and 79-4-16.21.
3.
Affiliated Corporations. If the corporation should become affiliated with any bank or other business regulated by special provisions of law, the directors and officers shall, to the extent required by law, permit the examination of the corporation’s records, disclose fully the relations between the corporation and such bank or other business and furnish reports and information.
ARTICLE VIII

AMENDMENTS

These Bylaws may be altered, amended, or repealed or new Bylaws adopted by the Board of Directors.

ARTICLE IX

INDEMNITY
1.
Any person, his or her heirs, executors, or administrators, may be indemnified or reimbursed by the corporation for any reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or she or they shall be made a party or potential party by reason of his or her being or having been a director, officer, or employee of the corporation or of any firm, corporation, or organization which he or she served in any such capacity at the request of the corporation; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he or she shall finally be adjudged to have been guilty of or liable for negligence or willful misconduct in the performance of his or her duties to the corporation. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his or her heirs, executors, or administrators, may be entitled as a matter of law.
2.
Notwithstanding anything herein to the contrary, with respect to an administrative proceeding or civil action initiated by a bank regulatory agency, the corporation may only make or agree to make indemnification payments, including reimbursement of expenses, to an institution-affiliated party (as defined in 12 U.S.C. §1813(u)) to the extent such payments are reasonable and consistent with the requirements of 12 U.S.C. §1828(k) and its implementing regulations.

3.
With respect to an administrative proceeding or civil action not initiated by a bank regulatory agency, the corporation may indemnify an institution-affiliated party for damages and expenses, including the advancement of expenses and legal fees, in accordance with the laws of the State of Mississippi, provided such payments are consistent with safe and sound banking practices.

4.
The corporation shall indemnify its directors and those individuals who are officers of the corporation as that term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934 (the “Executive Officers”) to the

fullest extent permitted by law against any reasonable expenses actually incurred in connection with any action, suit or proceeding arising out of or relating to his or her role as a director or Executive Officer except for: (a) liability in connection with any matter in an action, suit, or proceeding as to which he or she shall finally be adjudged to have been guilty of or liable for negligence or willful misconduct in the performance of his or her duties to the corporation; (b) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer met the relevant standard of conduct under applicable law, or (c) liability arising out of conduct that constitutes (i) receipt by him or her of a financial benefit to which they are not entitled, (ii) intentional infliction of harm on the corporation or its stockholders, or (iii) an intentional violation of criminal law. To the extent permitted by law, the right to indemnification conferred in this Article IX (A) shall apply to acts or omissions antedating the adoption of this Article IX; (B) shall be severable; (C) shall continue as to a person who has ceased to be a director or officer; and (D) shall inure to the benefit of the heirs, executors, and administrators of such person. This Article IX may be repealed or amended from time to time by the Board of Directors with or without stockholder approval; provided however, that no such repeal or amendment shall limit the right to indemnification conferred in this Article IX for liability for acts or omissions which occurred prior to the time of such repeal or amendment.
5.
The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is a member of the Board of Directors or an Executive Officer if the director or Executive Officer delivers to the corporation: (a) a signed written affirmation of their good faith belief that the relevant standard of conduct described in Section 79-4-8.51 of the MBCA has been met by said person or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation as authorized by Section 79-4-2.02(b)(4) of the MBCA; and (b) a signed written undertaking of the person to repay any funds advanced if they are not entitled to mandatory indemnification under Section 79-4-8.52 of the MBCA and it is ultimately determined under Section 79-4-8.54 or Section 79-4-8.55 of the MBCA that the person has not met the relevant standard of conduct described in Section 79-4-8.51. The undertaking required by Section must be an unlimited general obligation of the director or Executive Officer but need not be secured and may be accepted without reference to the financial ability of the director or Executive Officer to make repayment.

6.
The corporation may, upon affirmative vote of a majority of its Board of Directors, purchase insurance to indemnify its directors, officers and employees to the extent that such indemnification is allowed in the corporation’s Articles of Incorporation and/or Bylaws, and is consistent with the laws of the State of Mississippi and with safe and sound banking practices. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.